Exhibit 10.3

SECURITIES ISSUANCE AGREEMENT

THIS SECURITIES ISSUANCE AGREEMENT (this “Agreement”), is made as of June 3, 2026, by and between USA Rare Earth, Inc., a Delaware corporation (the “Company”), and the United States Department of Commerce (the “Department”).

WHEREAS, the Department and the Company and others are parties to that certain Direct Funding Agreement, Award ID No. AP-2026-0044, dated June 3, 2026 (the “DFA”), setting forth, among other things, certain terms and conditions pursuant to which the Department agreed to issue to the Company an award (the “Award”) administered pursuant to the CHIPS Act;

WHEREAS, the Department and the Company and others are parties to that certain Loan Guarantee Agreement, dated June 3, 2026 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “LGA”);

WHEREAS, in order to induce the Department to enter into the DFA, the Company has agreed, subject to the terms and conditions set forth herein, to issue to the Department such number of shares of Common Stock (as defined below) set forth in Item 1 of Exhibit A; and

WHEREAS, in order to induce the Department to enter into the LGA, the Company has agreed, subject to the terms and conditions set forth herein, to issue to the Department a warrant to purchase the number of shares of Common Stock set forth in Item 3 of Exhibit A.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein and the DFA, the parties agree as follows:

1. Issuance of Shares and the Warrant

1.1 Issuance of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Department, at the Closing (as defined below) that number of shares of the common stock of the Company, $0.0001 par value per share (“Common Stock”) set forth on Exhibit A. The shares of Common Stock issued to the Department pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2 Issuance of the Warrant. The Company has agreed to issue to the Department, at the Closing, a warrant in the form attached hereto as Exhibit C (the ”Warrant”) granting the holder the right to purchase that number of shares of Common Stock set forth in Item 3 of Exhibit A (subject to adjustment in accordance with the terms of the Warrant) issuable upon exercise thereof (the “Warrant Shares”).

1.3 Closing; Delivery.

(a) The Closing. The issuance of the Shares and the Warrant shall take place remotely via the exchange of documents and signatures, on the date of this Agreement at such time as is mutually agreed upon, orally or in writing, by the Company and the Department (the consummation of such issuance being designated as the “Closing”).

(b) Company Closing Obligations. At the Closing, the Company shall:

(i) issue to the Department the Shares and deliver to the Department evidence reasonably satisfactory to the Department of the issuance of the Shares in the name of Commerce in book entry form on the books of the Company’s transfer agent;

(ii) issue and deliver to the Department the Warrant duly executed by the Company in the form attached hereto as Exhibit C; and

(iii) deliver to the Department a certificate from the Secretary of the Company addressed to the Department, certifying as to (A) the certificate of incorporation and bylaws of the Company as in effect at the Closing; (B) good standing certificate of the Company, as of a recent date prior to the Closing, (C) incumbency of the officers authorized to act on behalf of the Company in connection with the Transaction Agreements; and (D) resolutions of the Board of Directors approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

2. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

(b) “Board of Directors” means the Company’s Board of Directors.

(c) “CHIPS Act” means the Creating Helpful Incentives to Produce Semiconductors for America of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (Pub. L. 116-283), as amended by the CHIPS Act of 2022 (Division A of Pub. L. 117-167).

(d) “Control” (including, with correlative meanings, the terms “Controlled by” or “under common Control with”) shall mean the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(f) “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(g) “Officer” means the Chief Executive Officer, President, Chief Financial Officer, and any other individual who reports directly to the Board of Directors or the Chief Executive Officer.

(h) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(i) “Registrable Securities” means (i) the Shares and Warrant Shares (including any shares of Common Stock hereafter acquired pursuant to any share holdback or similar arrangement), and (ii) any Common Stock or other securities actually issued in respect of the securities described in clause (i) above or this clause (ii) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (i) and (ii) above shall only be treated as Registrable Securities until the earliest of: (A) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (B) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; or (C) the date on which all Registrable Securities owned by the holder thereof may be resold without any volume or manner of sale restrictions pursuant to Rule 144.

(j) “Registration Expenses” means all expenses incurred by the Company in complying with Section 4.6 and Section 4.7, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

(k) “Restricted Securities” means any share of Common Stock (including the Shares or Warrant Shares) required to bear any of the legends set forth in Section 4.2 of this Agreement.

(l) “Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

(m) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(n) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the holders of Registrable Securities.

(o) “Subsidiary” means any corporation, partnership, trust, joint venture, limited liability company, association, or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned, or the management of which is Controlled, directly, or indirectly through one or more intermediaries, by the Company.

(p) “Transaction Agreements” means this Agreement, the Warrant, the DFA, each other Financing Document (as defined in the DFA), and each other agreement, certificate, instrument or document executed or delivered by any of the parties in connection with the transactions contemplated hereby or thereby, whether at or prior to the date hereof or at or following the Closing.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Department that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

3.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company and each Subsidiary (a) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Agreement and the Warrant, including the issuance of the Shares pursuant hereto and the Warrant Shares pursuant thereto, and (b) is duly qualified to transact business and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; except, in each case referred to in clauses (a)(i) or (b), to the extent that failure to do so could not reasonably be expected to be material to the Company.

3.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Closing, of:

(i) 750,000,000 shares of Common Stock, 228,526,437 shares of which are issued and outstanding.

(ii) 50,000,000 shares of preferred stock, $0.0001 par value per share (the ”Preferred Stock”), of which 15,000,000 shares have been designated 12.0% Series A Cumulative Convertible Preferred Stock (“Series A Preferred Stock”), and of which 1,224,351 shares of Series A Preferred Stock are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the certificate of incorporation of the Company and the certificate of designation of preferences, rights and limitations with respect thereto that has been filed with the Secretary of State for the State of Delaware, and as provided by the Delaware General Corporation Law (the “DGCL”).

(iii) All of the outstanding shares of capital stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. No such shares of capital stock are subject to any preemptive rights (nor were they issued in violation of any preemptive rights).

(b) The Company has reserved 13,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its USA Rare Earth, Inc. 2024 Omnibus Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, (i) zero shares have been issued pursuant to restricted stock purchase agreements, (ii) 1,979,019 shares have been reserved for issuance pursuant to outstanding Company restricted stock unit awards (including performance RSUs at maximum), (iii) zero options to purchase shares have been granted and are currently outstanding, and (iv) 10,429,088 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan, all of which remain uncommitted and unallocated. The Company has furnished to the Department complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c) Section 3.2(c) of the Disclosure Schedule sets forth all outstanding options, warrants, convertible securities, rights (including conversion or preemptive rights, rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock or Preferred Stock.

(d) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and the shares of the Common Stock outstanding on the date hereof are listed on a national securities exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on such national securities exchange, nor has the Company received any written notification that the Securities and Exchange Commission (the “SEC”) or such exchange is contemplating terminating such registration or listing. The Company is in compliance with applicable continued listing requirements of such exchange in all material respects.

(e) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement or the Warrant Shares contemplated by the Warrant.

3.3 Subsidiaries. Section 3.3 of the Disclosure Schedule sets forth each Subsidiary and the percentage of the equity interests thereof owned, directly or indirectly, by the Company. Other than the Subsidiaries set forth on Section 3.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.4  Authorization. All corporate action required to be taken by the Board of Directors and the Company’s stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares and the Warrant at the Closing and the Warrant Shares, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.5 Valid Issuance of Shares and the Warrant. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Department. Subject to the filings described in Section 3.6 below, if any, the Shares will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the certificate of incorporation of the Company, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Department. The Warrant Shares will be issued in compliance with all applicable federal and state securities laws. The Warrant has been duly authorized, and when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant shall be duly authorized and validly issued.

3.6 Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the consummation of the transactions contemplated under the Transaction Agreements, except for the filing of any current report on Form 8-K required to be filed with the SEC, such filings or approvals as are required pursuant to applicable state securities or blue sky laws, which have been made or will be made in a timely manner, such filings as required by Section 4.6 and Section 4.7, and the filing of a listing of additional shares notification form with the Nasdaq.

3.7 Reports.

(a) Since January 1, 2025, the Company has timely filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Authority (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Company. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Authority. In the case of each such Company Report filed with or furnished to the SEC, such Company Report (i) did not, as of its date or if amended prior to the date hereof, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(b) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.8 Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Shares or the Warrant (or the Warrant Shares) under the Securities Act, and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of any of the Shares or the Warrant to the Department pursuant to this Agreement to the registration requirements of the Securities Act.

3.9 Brokers and Finders. No broker, finder or investment bank is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the issuance of the Shares and the Warrant (or the Warrant Shares) or the transactions contemplated under the Transaction Agreements upon arrangements made by or on behalf of the Company or any of its Subsidiaries for which the Department could have any liability.

4. Additional Agreements.

4.1 Investment Purposes. The Department acknowledges that neither the Shares nor the Warrant (nor the Warrant Shares) have been registered under the Securities Act or under any state securities laws. The Department (a) is acquiring the Shares and the Warrant pursuant to an exemption from registration under the Securities Act solely for investment without a view to sell and with no present intention to distribute them to any Person in violation of the Securities Act or any applicable U.S. state securities laws; (b) will not sell or otherwise dispose of any of the Shares and the Warrant (or the Warrant Shares), except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws; and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Shares and the Warrant (or the Warrant Shares) and of making an informed investment decision.

4.2 Legends. The Department agrees that all certificates or other instruments representing the Shares or the Warrant (or the Warrant Shares) will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.”

In the event that any Shares or the Warrant (or the Warrant Shares) (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company, upon request of the Department, shall issue or cause to be recorded new certificates or book-entry notations representing such Shares or the Warrant (or the Warrant Shares), which shall not contain the legend above; provided that the Department surrenders to the Company the previously issued certificates or other instruments; and provided, further, a representation that the Department is requesting such removal in connection with a sale.

4.3 Certain Transactions. The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement and the Warrant to be performed and observed by the Company.

4.4 Transfers. Subject to compliance with applicable securities laws and the remainder of this Section 4.4, the Department shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Shares and the Warrant (or the Warrant Shares), or any portion or combination thereof, at any time, and the Company shall take all reasonable steps as may be requested by the Department to facilitate the Transfer of the Shares and Warrant (or the Warrant Shares), as applicable; provided that, notwithstanding anything contained herein to the contrary, the Department (including any successor or assigns) shall not transfer the Shares and Warrant (or the Warrant Shares), as applicable, for a period of one (1) year from the Closing (the end of such period, the “Transfer Start Date”) without the Company’s express written consent. Any Transfer or attempted Transfer prior to the Transfer Start Date shall be void ab initio.

4.5 Information. With a view to making available to the Department the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares, the Warrant and the Warrant Shares to the public without registration, following the Transfer Start Date, the Company agrees to use its reasonable best efforts to: (a) make and keep adequate public information available, as those terms are understood and defined in Rule 144(c) or any similar or analogous rule promulgated under the Securities Act, at all times after the date hereof; (b)(i) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (ii) if at any time the Company is not required to file such reports, make available, upon the request of the Department, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act); (c) furnish to the Department or holder of Shares, the Warrant or Warrant Shares forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c)(1); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Department or such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration (provided, however, that the availability of the foregoing reports on the EDGAR filing system of the SEC will be deemed to satisfy the foregoing delivery requirements); and (d) take such further action as the Department or such holder may reasonably request, all to the extent required from time to time to enable the Department or such holder to sell Shares, Warrants or Warrant Shares without registration under the Securities Act. If, after the Transfer Start Date, the Shares, the Warrant or Warrant Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Department’s request, no later than three (3) trading days following the delivery by the Department to the Company or the transfer agent (with a copy to the Company) of certificates representing Registrable Securities with a restrictive legend, together with a written request for removal of such legend, the Company will use reasonable best efforts to cause its transfer agent to remove the legend set forth in Section 4.2. In connection therewith, if required by the Company’s transfer agent, the Company will use reasonable best efforts to cause an opinion of counsel to be delivered to its transfer agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent that authorize and direct the transfer agent to issue such Shares, Warrants or Warrant Shares without any such legend. Notwithstanding the foregoing or anything to the contrary herein, the Company will not be required to deliver, or cause the delivery of, any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

4.6 Shelf Registration Rights. Subject to the terms and conditions of this Agreement, the Company shall use its reasonable best efforts to file by December 3, 2026 (the “Filing Date”), a registration statement (the ”Registration Statement”) with the SEC covering the sale or distribution of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on Form S-1 or another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Department in accordance with any reasonable method of distribution elected by the Department) and if the Company is a WKSI as of the filing date, the Resale Registration Statement shall be an Automatic Shelf Registration Statement. To the extent that the Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the forty-fifth (45th) calendar day (or ninetieth (90th) calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Filing Date and (ii) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company will use its commercially reasonable efforts to keep such registration continuously effective with respect to the Registrable Securities held by the Department, and to keep the applicable Registration Statement in compliance with the Securities Act, until such time as there are no Registrable Securities remaining. The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Registration Statement): (a) prior to the Filing Date, (b) with respect to securities that are not Registrable Securities or (c) if the Company has notified the Department that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration or offering for a period of not more than forty-five (45) days after receipt of the request of the Department; provided, that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of any similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than ninety (90) days in the aggregate in any 12-month period. All Registration Expenses incurred in connection with any registration, qualification or compliance in this Agreement, including Section 4.7, shall be borne by the Company. All Selling Expenses incurred in connection with any registrations under this Agreement, including Section 4.7, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

4.7 Piggyback Registration Rights. In connection with any registered offering of Common Stock covered by a Registration Statement (whether pursuant to demand rights of other holders of Common Stock or at the initiative of the Company), the Department may exercise piggyback rights to have included in such offering Registrable Securities held by it; provided that no such piggyback rights shall apply with respect to a Registration Statement in connection with any employee stock option or other benefit plan, or an exchange offer or offering of securities solely to the Company’s existing securityholders, pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), for an offering of debt that is convertible into equity securities of the Company, or for a dividend reinvestment plan. If, in connection with a piggyback registration that involves an underwritten offering, the lead managing underwriter(s) advise(s) the Company, in writing, that, in its or their opinion, the inclusion of all the securities sought to be included in such piggyback registration by (x) the Company, (y) other persons who have sought to have shares of Common Stock registered in such registration pursuant to rights granted by the Company to demand such registration (such persons, being ”Other Demanding Sellers”), and (z) the Department, as the case may be, would adversely affect the probability of success, the proposed offering price, the timing or the distribution method thereof, then the Company shall include in the Registration Statement applicable to such piggyback registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority: (a) if the piggyback registration relates to an offering for the Company’s own account, then (i) first, such number of shares of Common Stock (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (ii) second, a pro rata number of shares of Common Stock to consist of (x) Registrable Securities of the Department, and (y) shares of Common Stock held by Other Demanding Sellers having rights of registration on parity with the Department with respect to such offering (in each case, based on the number of shares of Common Stock properly requested to be included in such offering), and (iii) third, shares of Common Stock sought to be registered by holders not otherwise encompassed by clause (ii) of this Section 4.7; or (b) if the piggyback registration relates to an offering other than for the Company’s own account, then (i) first, such number of shares of Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Sellers, (ii) second, Registrable Securities of the Department, and (iii) third, shares of Common Stock to be sold by the Company. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with such piggyback registration at any time prior to the effectiveness of such Registration Statement.

4.8 Voting Restrictions for Governmental Entities. To the extent any Shares or Warrant Shares are issued to the Department pursuant to this Agreement (collectively, “Voting Equity Interests”), the Department agrees that, for so long as the Department or any successor or permitted assign thereof that is a U.S. governmental entity or instrumentality or department or agency thereof, or an entity in which the U.S. government has a majority and controlling ownership interest (collectively, “Governmental Entities”), owns any Voting Equity Interests, that such Governmental Entity shall not be entitled to vote any Voting Equity Interests at any annual or special meeting of stockholders of the Company or execute or deliver any written consent in its capacity as a holder of the Voting Equity Interests to the greatest extent possible consistent with applicable laws, except with respect to (a) any matter on which such Governmental Entity is entitled to vote pursuant to applicable law (including by way of illustration Section 242(b)(2) of the Delaware General Corporation Law) that would or would have the effect of increasing or decreasing the aggregate number of authorized shares of such class applicable to the Voting Equity Interests, increasing or decreasing the par value of the shares of such class applicable to the Voting Equity Interests, or altering or changing the powers, preferences, or special rights of the shares of such class applicable to the Voting Equity Interests so as to affect them adversely, or (b) any merger, consolidation or similar business combination involving the Company. For the avoidance of doubt, any transferee of such Voting Equity Interests that is not a Governmental Entity shall have the full right to vote, or act by written consent with respect to, such equity interests. This Section 4.8 shall terminate and be of no further force and effect at such time that no Governmental Entity owns any such equity.

5. Miscellaneous.

5.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Department or the Company.

5.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither this Agreement, nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment, in the case of a merger, consolidation, statutory share exchange or similar transaction that requires approval of the Company’s stockholders (a “Business Combination”), where the Company is not the surviving entity, or a sale of substantially all the Company’s assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale.

5.3 Governing Law; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Department agrees to submit to the non-exclusive general jurisdiction and venue of (i) the courts of the United States in or for the District of Columbia, (ii) the courts of the United States in and for the Southern District of New York, (iii) any other federal court of competent jurisdiction in any other jurisdiction where the Company or any of its property may be found, and (iv) appellate courts from any of the foregoing, in each case for any civil action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated under the Transaction Agreements.

Waiver of Jury Trial: EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE RECIPIENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. EACH OF THE PARTIES REPRESENTS THAT IT HAS DISCUSSED THIS WAIVER OF RIGHT TO JURY WITH ITS COUNSEL, UNDERSTANDS THE RAMIFICATIONS OF SUCH WAIVER, AND KNOWINGLY AND VOLUNTARILY AGREES TO THIS WAIVER.

5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by reference.

5.6 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Item 4 or Item 5 Exhibit A, respectively, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 5.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Latham & Watkins, LLP, 10250 Constellation Blvd., Suite 1100, Los Angeles, California 90067, Attention: Steven B. Stokdyk; David A. Zaheer, emails: steven.stokdyk@lw.com; David.zaheer@lw.com.

(b) Consent to Electronic Notice. The Department consents to the delivery of any stockholder notice pursuant to the DGCL, as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below the Department’s name on the signature page or Item 4 of Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

5.7 Amendments and Waivers. Except as otherwise specifically set forth in this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Department. Any amendment or waiver effected in accordance with this Section 5.7 shall be binding upon the Department and each transferee of the Shares or the Warrant (or the Warrant Shares), each future holder of all such securities, and the Company.

5.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.10 Entire Agreement. This Agreement (including the Exhibits hereto), and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.11 No Commitment for Additional Financing. The Company acknowledges and agrees that the Department has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than as set forth in the Transaction Agreements and subject to the conditions set forth therein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Department or its representatives on or prior to the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Department or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Department and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Department shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

5.12 Waiver of Conflicts. Each party to this Agreement acknowledges that Latham & Watkins, LLP, counsel for the Company, may have in the past performed, and may continue to or in the future perform, legal services for the Department in matters that are similar, but not substantially related, to the transactions contemplated under the Transaction Agreements, including the representation of the Department in venture capital financings and other matters. Accordingly, each party to this Agreement hereby acknowledges that (a) they have had an opportunity to ask for information relevant to this disclosure, and (b) Latham & Watkins, LLP represents only the Company with respect to the Agreement and the transactions contemplated under the Transaction Agreements. The Company gives its informed consent to Latham & Watkins, LLP’s existing and/or future representation of the Department in matters not substantially related to this Agreement, and the Department gives its informed consent to Latham & Watkins, LLP’s representation of the Company in connection with this Agreement and the transactions contemplated under the Transaction Agreements.

5.13 Construction. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein”, “hereto”, “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (ii) words importing the singular shall also include the plural, and vice versa; (iii) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (iv) references to “$” shall be references to United States dollars; (v) the word “or” is disjunctive but not necessarily exclusive; (vi) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (vii) the word “day” means calendar day unless business day is expressly specified; (viii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (ix) all references to Sections or Schedules are to Sections and Schedules of this Agreement; and (x) all references to any law will be to such law as amended, supplemented or otherwise modified from time to time. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. Documents, materials and information are deemed to have been “made available” or “furnished” to the Department, if such documents, materials or information were, at least one (1) Business Day prior to the date hereof, (a) available for review by such Person, its affiliates and its representatives through the electronic data room in connection with the transactions contemplated under the Transaction Agreements, or (b) otherwise provided in writing (including by electronic mail) by or on behalf of the Company to such Person or any of its affiliates or representatives (it being understood that information conveyed solely orally, including by telephone or in-person presentation, shall not be deemed “made available” or “furnished”).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Securities Issuance Agreement as of the date first written above.

COMPANY:	USA Rare Earth, Inc.

	By:	/s/ W. Robert Steele, Jr.
	Name:	W. Robert Steele, Jr
	Title:	Chief Financial Officer
	Address:	USA Rare Earth, Inc.
100 W. Airport Road Stillwater, OK 74075
	Email:	[***]

DEPARTMENT:	UNITED STATES DEPARTMENT OF COMMERCE

	By:	/s/ Bill Frauenhofer
	Name:	Bill Frauenhofer
	Title:	Executive Director, Semiconductor Innovation and Investment

[Signature Page To Securities Issuance Agreement]

Exhibit A

ISSUANCE DETAILS

SHARES

Item 1

Name and Address of Investor	Total Shares
UNITED STATES DEPARTMENT OF COMMERCE	16,132,790

WARRANTS

Item 2

Name: USA Rare Earth, Inc.

Organizational form: Corporation

Jurisdiction of organization: Delaware

Item 3

Issue Date: June 3, 2026

Exercise Price: $17.17

Number of Common Shares Issuable on Exercise: 17,600,584

NOTICE

Item 4

UNITED STATES DEPARTMENT OF COMMERCE

Herbert C. Hoover Building

1401 Constitution Avenue NW

Washington, DC 20230

Email: [***]

Attention: [***]

Item 5

USA Rare Earth, Inc.

100 West Airport Road

Stillwater, OK 74075

Attention: [***]

EXHIBIT C

FORM OF WARRANT

[See attached.]

[FORM OF WARRANT TO PURCHASE Common SHARES]

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

WARRANT
to purchase Common Shares

of USA Rare Earth, Inc.

Issuance Date: [___]

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Acquiror” means, with respect to any Business Combination involving the Company, the Person acquiring control of the Company or substantially all of its assets in such Business Combination, or the ultimate parent entity of such Person.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within ten (10) Business Days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two (2) appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) Business Days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Warrantholder absent fraud or manifest error. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Business Combination” means a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company’s assets or similar transaction, in each case which is effected in such a way that the holders of Common Shares are entitled to receive cash, stock, securities or other assets or property (whether directly, in exchange for or with respect to their Common Shares, or indirectly, through a distribution, dividend or liquidation of the proceeds of such transaction).

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close; provided that banks shall be deemed to be generally open for business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental entity if such banks’ electronic funds transfer system (including wire transfers) are open for use by customers on such day.

“Certificate of Incorporation” means the certificate of incorporation of the Company issued by the Secretary of State of the State of Delaware, including any certificate of incorporation on change of name.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the shares of common stock of the Company, par value $0.0001, subject to adjustment as provided in Section 12.

“Company” means USA Rare Earth, Inc., a Delaware corporation.

“Deemed Liquidation Event” means (i) any Business Combination, or (ii) a liquidation, dissolution or winding up of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” means each date a Notice of Exercise is delivered to the Company in accordance with Section 3 hereof.

“Exercise Price” means the amount set forth in Item 2 of Schedule I hereto, subject to adjustment as contemplated herein.

“Expiration Date” has the meaning ascribed thereto in Section 3(i).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property, as of any time of determination, determined as follows: (a) for the Warrant Shares, if the Warrant Shares are traded on a Trading Market and the determination is not made in connection with a Deemed Liquidation Event, the “Fair Market Value” shall be the VWAP for the Warrant Shares calculated as of the determination date, or (b) to the extent clause (a) does not apply, the “Fair Market Value” shall be: (i) with respect to cash consideration or distributions payable to holders of Common Shares in connection with a Deemed Liquidation Event, the Fair Market Value of a Warrant Share shall be the per-share amount of such cash consideration payable or distributable in respect of each Common Share in such Deemed Liquidation Event, or (ii) with respect to any non-cash consideration (including stock, securities or other assets or property) payable or distributable to holders of Common Shares in connection with a Deemed Liquidation Event, or with respect to any other security or other property for which a determination of Fair Market Value is required hereunder, either (A) as determined by mutual consent of the Warrantholder and the Company, or (B) the fair market value of such security or other property as determined by the board of directors of the Company, acting in good faith in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that the Warrantholder may object in writing to any such calculation of fair market value proposed by the board of directors within ten (10) Business Days of receipt of written notice thereof. If the Warrantholder and the Company are unable to agree on such fair market value calculation during the ten (10) Business Day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the thirtieth (30th) day after delivery of the Warrantholder’s objection.

“Governance Documents” means, with respect to any Person, all organizational documents and other documents relating to the governance, management or control of such Person (including any certificate of formation, certificate of incorporation, certificate of partnership, bylaws, charters, operating agreements, partnership agreements, side letters, limited liability company agreements, shareholder agreements, and all other governance documents).

“Issuance Agreement” means that certain Securities Issuance Agreement, dated as of the Issuance Date by and between the Warrantholder and the Company.

“Issuance Date” means the date first set forth above.

“Notice of Exercise” means a notice of exercise delivered by or on behalf of the Warrantholder in the form set forth in Schedule II hereto.

“OTC Bulletin Board” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preferred Shares” means the shares of preferred stock of the Company, par value $0.0001.

“Pro Rata Repurchase” means any purchase of Common Shares by the Company or any Affiliate thereof pursuant to (a) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (b) any other offer available to substantially all holders of Common Shares, in the case of both (a) or (b), whether for cash, Common Shares of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of common stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“trading day” means (a) if Common Shares are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (b) if Common Shares are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the Common Shares (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Shares.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means as of any day of determination, the volume weighted average sale price for the Warrant Shares for the ten (10) consecutive trading day period ending on and including the trading day immediately preceding such date on the Trading Market for the Warrant Shares reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Warrantholder and the Company or, if the volume weighted average sale price has not been reported for such trading day, then the last closing trade price of the Warrant Shares, or, if no last closing trade price is reported, the average of the bid prices of any market makers for the Warrant Shares that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc.

“Warrant” means this Warrant, issued pursuant to the Issuance Agreement.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant Shares” has the meaning set forth in Section 2.

2. Warrant Shares. This certifies that, for value received, the United States Department of Commerce or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of the number of fully paid and non-assessable Common Shares set forth in Item 3 of Schedule I hereto. The number of Common Shares (“Warrant Shares”) issuable upon exercise of this Warrant and the Exercise Price are subject to further adjustment as provided herein, and all references to “Common Shares,” “Warrant Shares,” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Method of Exercise; Settlement.

(a) This Warrant is exercisable, in whole or in part, by the Warrantholder with respect to Warrant Shares, at any time or from time to time after the first anniversary of the Issuance Date, by the surrender of this Warrant and delivery of a Notice of Exercise that is duly completed and executed by or on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 4 of Schedule I hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company) and accompanied by payment of the Exercise Price, at the Warrantholder’s election, (i) by wire transfer of immediately available funds, (ii) by reduction of the number of Warrant Shares to be issued to the Warrantholder pursuant to Section 3(b), or (iii) by any combination of the foregoing.

(b) In lieu of exercising this Warrant by delivering the aggregate Exercise Price by wire transfer of immediately available funds, at the election of the Warrantholder, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive the number of Warrant Shares as follows (a “Net Settlement”):

Where X =	the number of Warrant Shares to be issued to the Warrantholder

Y =	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, that portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one Warrant Share (as of the date of such calculation)

B =	Exercise Price (in effect as of the date of such calculation)

(c) Upon exercise of this Warrant and against payment of the Exercise Price (including by way of Net Settlement), the Company shall issue the number of Warrant Shares as to which the Warrant has been exercised as indicated in the Notice of Exercise in such name or names as the exercising Warrantholder may designate. The Company hereby represents and warrants that any Warrant Shares issued upon the exercise of this Warrant will be duly and validly authorized and issued and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).

(d) The Company agrees that the Warrant Shares when issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company (including by way of Net Settlement) in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Warrant Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Shares, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Warrant Shares then issuable upon exercise of this Warrant at any time. The Company will take all such commercially reasonable actions as may be necessary to ensure that the Warrant Shares may be issued without violation of any applicable law or regulation or of any requirement of any Trading Markets on which the Warrant Shares are then listed or traded.

(e) In lieu of any fractional Common Shares to which the Warrantholder would otherwise be entitled, the Company may elect to make a cash payment equal to the Fair Market Value of a Common Share determined as of the Exercise Date multiplied by such fraction of a Common Share, less the pro-rated Exercise Price for such fractional Common Share.

(f) Common Shares to be issued upon the exercise of any portion of this Warrant shall be (x) issued in such name or names as the Warrantholder may designate and (y) delivered by the Company or the Company’s transfer agent to such Warrantholder or its designee or designees (i) if the shares are then able to be so delivered, via book-entry transfer crediting the account of such Warrantholder (or the relevant agent member for the benefit of such Warrantholder) through the depositary’s DWAC system (if the Company’s transfer agent participates in such system), or (ii) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Notice of Exercise, within a reasonable time, not to exceed three Business Days after the date on which this Warrant has been duly exercised in accordance with its terms.

(g) Notwithstanding the foregoing, if an exercise of any portion of this Warrant is to be made in connection with a sale of all or substantially all of the Company’s assets to another Person, a consolidation or merger of the Company with or into another Person, an initial public offering or a sale of the Company, or other similar transaction, such exercise may at the election of the Warrantholder be conditioned upon the consummation of such transaction, in which case the Exercise Date will be the date of such consummation and such exercise will not be deemed to be effective until immediately prior to such consummation on the Exercise Date.

(h) If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant, and in any event not exceeding three (3) Business Days after the date thereof, a new warrant in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised.

(i) If the Warrantholder does not exercise this Warrant in its entirety prior to the tenth (10th) anniversary of the Issuance Date (such date, the “Expiration Date”), this Warrant shall be deemed to have been exercised by the Warrantholder by Net Settlement effective immediately prior to the Expiration Date.

4. Redemption Right.

(a) Subject to the terms and conditions of this Warrant, the Warrantholder shall have the right (the “Redemption Right”), but not the obligation, at any time concurrently with or following the occurrence of any Business Combination to cause the Acquiror to purchase all or a portion of this Warrant for an amount equal to the amount Warrantholder would receive in respect of the Warrant Shares as of the date of the Redemption Exercise Notice if the Company sold all of its assets at Fair Market Value, paid its obligations and liabilities and distributed the net proceeds to the equityholders of the Company as specified in the Company’s Certificate of Incorporation (the “Redemption Price”).

(b) The Company shall cause the Acquiror to give the Warrantholder written notice of any Business Combination at least thirty (30) days prior to consummation thereof. If the Warrantholder desires to sell all or any portion of the Warrant pursuant to Section 4(a), the Warrantholder shall deliver to the Company (for further distribution from the Company to the Acquiror) a written notice (the “Redemption Exercise Notice”) exercising the Redemption Right and specifying the portion of the Warrant to be sold (the “Redemption Shares”) by the Warrantholder.

(c) The closing of the purchase and sale for all or any portion of the Warrant pursuant to this Section 4 shall take place immediately prior to the consummation of the Business Combination giving rise to the Redemption Right. The Company shall cause the Acquiror to give the Warrantholder at least ten (10) days’ written notice of the date of closing (the “Redemption Closing Date”).

(d) The Company shall cause the Acquiror to pay the Redemption Price for the portion of the Warrant to be sold by the Warrantholder by wire transfer of immediately available funds on the Redemption Closing Date. At the closing of any redemption pursuant to this Section 4, the Warrantholder shall surrender to the Acquiror the portion of the Warrant to be sold, against receipt of the Redemption Price.

(e) The Company and the Warrantholder shall each (and the Company shall cause the Acquiror to) take all actions as may be reasonably necessary to consummate the redemption contemplated by this Section 4, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

5. Exchange Right. In connection with any Business Combination prior to the Expiration Date, the Warrantholder shall have the right, but not the obligation, at its option, to require as a condition precedent to the related transaction, that the Company cause the Acquiror or its ultimate parent entity to expressly assume, by written instrument delivered to, and reasonably satisfactory to, the Warrantholder, the due and punctual performance and observance of each and every covenant, agreement and condition of this Warrant otherwise to be performed and observed by the Company. In such case, the Warrant will be exchangeable, upon the surrender by the Warrantholder, for a new warrant or warrants of like tenor in form and substance reasonably satisfactory to the Warrantholder representing the right to purchase equity securities of such Acquiror or its ultimate parent entity on equivalent terms.

6. No Rights as Stockholder; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner that interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate, or any certificates or other securities in a name other than that of the registered holder of the Warrant surrendered upon exercise of the Warrant.

8. Transfer/Assignment. This Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Adjustments and Other Rights. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the least adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(a) Share Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Shares in Common Shares or securities entitling any person or entity to acquire Common Shares, (ii) subdivide or reclassify the outstanding Common Shares into a greater number of Common Shares, or (iii) combine or reclassify the outstanding Common Shares into a smaller number of Common Shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to acquire the number of Common Shares which such holder would have owned or been entitled to receive in respect of the Common Shares subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (A) the product of (x) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (y) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (B) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(b) Distributions. In case the Company shall make a distribution to all holders of Common Shares of cash, securities, evidences of indebtedness, assets, rights or warrants (excluding dividends of its Common Shares and other dividends or distributions referred to in Section 12(a)), in each such case, the Warrantholder shall be entitled to receive its pro rata share of such cash, securities, evidences of indebtedness, assets, rights or warrants so distributed, as if the Warrant had been exercised in full by Net Settlement immediately prior to such distribution.

(c) Deemed Liquidation Events. Subject to the other provisions of this Agreement, in case of any Deemed Liquidation Event or reclassification of Common Shares (other than a reclassification of Common Shares referred to in Section 12(a)), the Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the cash, stock, securities or other assets or property which the Common Shares issuable (at the time of such Deemed Liquidation Event or reclassification) upon exercise of this Warrant immediately prior to such Deemed Liquidation Event or reclassification would have been entitled to receive upon consummation of such Deemed Liquidation Event or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of cash, stock, securities or other assets or property receivable upon exercise of this Warrant following the consummation of such Deemed Liquidation Event or reclassification, if the holders of Common Shares have the right to elect the kind or amount of consideration receivable upon consummation of such Deemed Liquidation Event or reclassification, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of Common Shares that affirmatively make an election (or of all such holders if none make an election).

(d) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a Common Share, or more.

(e) Timing of Issuance of Additional Common Shares Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, (i) if the Warrantholder has exercised this Warrant after such record date but before the occurrence of such event, the Company may defer, until the occurrence of such event, the issuance of any additional Common Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Common Shares issuable upon such exercise before giving effect to such adjustment and (ii) the Company may defer until the occurrence of such event paying to such Warrantholder any amount of cash in lieu of a fractional Common Share; provided, however, that the Company, upon request of the Warrantholder, shall deliver to such Warrantholder evidence reasonably satisfactory to such Warrantholder of the right to receive such additional shares and cash upon the occurrence of the event requiring such adjustment.

(f) Other Events. If any event occurs as to which the provisions of this Section 12 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Company, fairly and adequately protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Company, to protect such purchase rights as aforesaid. The Exercise Price or the number of Warrant Shares shall not be adjusted in the event of a change in the par value of the Common Shares or a change in the jurisdiction of incorporation of the Company.

(g) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Warrant Shares shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Warrant Shares after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(h) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the number of Warrant Shares or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(i) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory, applicable national securities exchange or corporate approvals or exemptions, as applicable, in order that the Company may thereafter validly and legally issue all Common Shares that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(j) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Shares, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Shares.

13. No Inconsistent Agreements; No Impairment. The Company shall not enter into any agreement with respect to its securities which conflicts with the rights granted to the Warrantholder in this Warrant or the provisions hereof. The Company shall not, by amendment of its Governance Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the non-exclusive general jurisdiction and venue of (i) the courts of the United States in or for the District of Columbia, (ii) the courts of the United States in and for the Southern District of New York, (iii) any other federal court of competent jurisdiction in any other jurisdiction where the Company or any of its property may be found, and (iv) appellate courts from any of the foregoing, in each case for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company in accordance with Section 18 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof; provided that nothing herein shall affect the right of the Warrantholder to effect service of process in any other manner permitted by law. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

17. Prohibited Actions. The Company agrees that it will not take any action, including any action that would entitle the Warrantholder to an adjustment of the Exercise Price, if the total number of Warrant Shares issuable upon exercise of this Warrant after giving effect to such action, together with all Common Shares then outstanding and all Common Shares then issuable upon the exercise, exchange or conversion of all outstanding options, warrants, rights or other securities exercisable or convertible into or exchangeable for Common Shares, would exceed the total number of Common Shares then authorized by its Governance Documents.

18. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second (2nd) Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 4 of Schedule I hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

19. Entire Agreement. This Warrant, the forms attached hereto and Schedule I hereto (the terms of which are incorporated by reference herein) and the Issuance Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

20. Specific Performance; Non-Impairment. Each Warrantholder shall have the right to specific performance by the Company of the provisions of this Warrant, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Warrantholder. Nothing contained in this Warrant shall affect, limit or impair the rights and remedies of any Warrantholder or any of its Affiliates.

21. Construction. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein”, “hereto”, “hereof” and words of similar import refer to this Warrant as a whole, including the Schedules, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Warrant; (ii) words importing the singular shall also include the plural, and vice versa; (iii) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (iv) references to “$” shall be references to United States dollars; (v) the word “or” is disjunctive but not necessarily exclusive; (vi) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (vii) the word “day” means calendar day unless Business Day is expressly specified; (viii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (ix) all references to Sections or Schedules are to Sections and Schedules of this Warrant; and (x) all references to any law will be to such law as amended, supplemented or otherwise modified from time to time. If any action under this Warrant is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

COMPANY:

USA RARE EARTH, INC.

By:
Name:
Title:

[Signature Page to Warrant Agreement]

SCHEDULE I

Item 1

Name: USA Rare Earth, Inc.

Organizational form: Corporation

Jurisdiction of organization: Delaware

Item 2

Exercise Price:      $17.17

Item 3

Number of Common Shares: 17,600,584

Item 4

To Company:

USA Rare Earth, Inc.

100 West Airport Road

Stillwater, OK 74075

Attention: [***]

To Warrantholder:

UNITED STATES DEPARTMENT OF COMMERCE

Herbert C. Hoover Building

1401 Constitution Avenue NW

Washington, DC 20230

Email: [***]

Attention: [***]